UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): February 28, 2011
ASCENT MEDIA CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-34176	26-2735737
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)
12300 Liberty Boulevard
Englewood, Colorado 80112
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (720) 875-5622
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.
     On February 28, 2011, the registrant completed the divestiture of its content distribution business unit, through the sale of its indirect wholly owned subsidiaries Ascent Media Network Services, LLC (AMNS), Ascent Media Network Services Europe Limited (AMNSE) and Ascent Media Pte. Ltd. (AMPL and, together with AMNS and AMNSE, the Content Distribution Group Entities) to Encompass Digital Media, Inc. (Encompass US) and Encompass Digital Media Limited (Encompass UK and, together with Encompass US, Encompass). Prior to the completion of this disposition, our company underwent a reorganization so that AMNS, AMNSE and AMPL would hold, exclusively, all the assets of the content distribution business unit, which provided:
•	network origination, playout and master control services, including digitization of client-provided media assets, aggregation of media content into a continuous linear playout stream, cut-to-clock and compliance editing, associated tape library management, ingest and quality control, format conversion, subtitling and foreign language dubbing, and tape duplication; and

•	transport and connectivity services, including operation of satellite earth stations and/or fiber connectivity and related video switches and communications gateways for occasional use backhaul services, video file transfers and dedicated data and video services in Singapore, the United Kingdom, California, New York, New Jersey, Minnesota and Connecticut, provision of leased fiber optic capacity, and related encryption and compression systems.
     The terms of the sale are set forth in a purchase and sale agreement dated December 2, 2010 (which we refer to as the purchase agreement), among our company, Four Media Company, LLC, AMNS, AMNSE, Ascent Media Limited, Ascent Media Holdings Limited, AMPL, Encompass US and Encompass UK. The aggregate net cash purchase price was approximately $104 million, which reflects the base purchase price of $113,250,000 under the purchase agreement, reduced or increased by the following adjustments provided for in the purchase agreement:,
•	increased by a net working capital adjustment of approximately $180,000;

•	reduced by a cash deferred revenue adjustment of approximately $4.1 million;

•	reduced by a net capital expenditure/added investment adjustment of approximately $4.5 million; and

•	reduced by a credit of $1 million, which will be paid to us upon the transfer of fee title to certain owned real property.
In addition, the purchase price included approximately $300,000 paid by Encompass for certain licenses pursuant to the purchase agreement.
     The purchase price is allocated 70% to AMNS, which holds the U.S. assets and operations of the content distribution business, and 30% to AMNSE and AMPL, which hold the U.K. and Singapore assets and operations of the content distribution business, respectively. In addition, at the closing, Encompass assumed certain liabilities and obligations relating to the content distribution business with an estimated fair value on the date of the purchase agreement of approximately $6.75 million, comprising approximately $3.0 million in capital lease obligations under a full-time satellite transponder capacity agreement, $3.5 million in dilapidation liability under an existing real property lease, and $250,000 in obligations under an existing lease for unused office space. The registrant has also agreed with Encompass to exclude certain liabilities of the registrant and its subsidiaries, such that the registrant, and not Encompass, will be responsible for such liabilities following the closing date. The net proceeds received by the registrant from the sale of the content distribution business, after payment of transaction expenses, will be used for the general corporate purposes of the registrant, which may include acquisitions and related expenses in connection with the registrant’s previously announced acquisition strategy.
     A detailed summary of the purchase agreement is included in Item 1.01 of the registrant’s current report on Form 8-K filed December 7, 2010. Such summary does not purport to describe all the terms of the purchase agreement and is qualified by reference to the complete text of the purchase agreement, which was filed as Annex B to the registrants’ definitive proxy statement filed January 25, 2011. We urge you to read the purchase agreement carefully and in its entirety because it, and not such description, is the legal document that governs the transaction by which we sold the content distribution business to Encompass.

          The text of the purchase agreement has been filed as Annex B to the registrants’ definitive proxy statement filed January 25, 2011 to provide you with information regarding its terms. The terms of the purchase agreement (such as the representations and warranties) are intended to govern the contractual rights and relationships, and allocate risks, between the parties in relation to the sale. The purchase agreement contains representations and warranties that the registrant, on the one hand, and Encompass on the other hand, made to each other as of specific dates. The representations and warranties were negotiated between the parties with the principal purpose of setting forth their respective rights in connection with the indemnification provisions provided for in the purchase agreement, and are subject to important limitations and qualifications set forth in the purchase agreement, including contractual standards of materiality that may be different from that generally applicable under federal securities laws.
          In addition, the representations and warranties and other provisions are qualified by information in confidential disclosure schedules that the registrant and Encompass have exchanged in connection with signing the purchase agreement. While the registrant does not believe that the disclosure schedules contain information that the securities laws require to be publicly disclosed, the disclosure schedules do contain information that modifies, qualifies and creates exceptions to the representations and warranties and other provisions set forth in the purchase agreement. Accordingly, you should not rely on the representations and warranties and other provisions as characterizations of any actual state of facts, since they may be modified by the underlying disclosure schedules. The text of the purchase agreement filed as Annex B to the registrants’ definitive proxy statement filed January 25, 2011, is not intended to provide you with any other factual information about us or Encompass.
Post-Closing Adjustment
          Following the closing, the parties will determine the final purchase price based on the actual adjusted net working capital, cash deferred revenue, capital expenditures and added investments of the Content Distribution Business at the closing date of the transaction, as applicable. Any disputes concerning the final sale consideration shall be resolved by binding arbitration adjudicated by a mutually agreed upon accounting arbitrator. Promptly after the purchase price has been finally determined, if the actual purchase price is greater than the estimated purchase price at the closing, Encompass will pay such deficiency in cash to the Company, and if the actual purchase price is less than the estimated purchase price at the closing, the amount of such difference shall be repaid by the registrant in cash.
Item 7.01. Regulation FD Disclosure.
          On February 28, 2011, the Company issued a press release announcing the closing of the sale of the Content Distribution Business to Encompass, as described in Item 2.01 of this Current Report on Form 8-K. A copy of the press release issued on February 28, 2011 is included as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated in this Item 7.01 by reference. This Item 7.01 and the press release attached hereto as Exhibit 99.1 are being furnished to the SEC in satisfaction of the public disclosure requirements of Regulation FD and shall not be deemed “filed” for any purpose.
Item 9.01. Financial Statements and Exhibits.
(b) Pro Forma Financial Information.
The unaudited pro forma condensed combined financial information which describes the effect of the disposition of the Content Distribution Business by the registrant, together with the effect of the previously announced acquisition of Monitronics International, Inc. and previously announced disposition of the Company’s Creative/Media Business, on the registrant’s consolidated balance sheets and statements of operations, including:
•	The unaudited pro forma condensed combined balance sheet as of September 30, 2010, which gives effect to each of such transactions as if it occurred on that date; and

•	The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2010 and the year ended December 31, 2009, which give effect to each of such transactions as if it occurred on January 1, 2009.

          The above pro forma financial information is incorporated by reference to Exhibit 99.2 of the Company’s Current Report on Form 8-K (File No. 001-34176), filed with the SEC on January 5, 2011.
(d)	Exhibits.

Exhibit No.	Description
99.1	Press Release issued by Ascent Media Corporation on February 28, 2011

99.2	Unaudited pro forma financial information listed in Item 9.01(b) (incorporated by reference to Exhibit 99.2 of the Company’s Current Report on Form 8-K (File No. 001-34176), filed with the SEC on January 5, 2011)

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: March 4, 2010

ASCENT MEDIA CORPORATION
By: /s/ William E. Niles
	Name:	William E. Niles
	Title:	Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release issued by Ascent Media Corporation on February 28, 2011

99.2	Unaudited pro forma financial information listed in Item 9.01(b) (incorporated by reference to Exhibit 99.2 of the Company’s Current Report on Form 8-K (File No. 001-34176), filed with the SEC on January 5, 2011)